UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 17, 2023

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Form 8-K filed by Calyxt, Inc. (“Calyxt” or the “Company”) on January 17, 2023 (the “Merger 8-K”), pursuant to the terms of the Merger Agreement (as defined in the Merger 8-K), beginning on March 15, 2023, Calyxt could request, and Cibus Global LLC (“Cibus”) has agreed to provide, an unsecured, interest-free revolving line of credit of up to $3,000,000 in cash, which amount may be increased as described in the Merger 8-K (the “Interim Funding”). Funds can be drawn by Calyxt in $500,000 increments and may only be used to fund operating expenses incurred in the ordinary course of business consistent with past practice and consistent with the negative covenants in the Merger Agreement. As of May 17, 2023, Calyxt has drawn an aggregate of $2.0 million under the Interim Funding.

On May 17, 2023, in connection with the Extension (as defined in Item 8.01 below), the total Interim Funding available to Calyxt was increased to $5,000,000 in the aggregate.

Item 2.03 of the Merger 8-K is incorporated herein by reference pursuant to General Instruction B.3. of Form 8-K.

The description of the terms and conditions of the Interim Funding does not purport to be complete and is qualified by reference in its entirety by reference to the Terms and Conditions of Interim Funding, a copy of which is attached to the Merger 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2021 Executive Severance Plan

Calyxt previously adopted the form of the 2021 Executive Severance Plan (as amended on January 13, 2023, the “Executive Severance Plan”) for certain key management employees who agree to participate and execute a participation agreement (the “plan participants”). The Executive Severance Plan provides plan participants with certain severance benefits upon a Qualifying Termination (as defined in the Executive Severance Plan) of the plan participant’s employment with Calyxt. On May 17, 2023, Calyxt adopted the second amendment to the Executive Severance Plan (the “Plan Amendment”). The Plan Amendment amends the Severance Benefit (as defined in the Executive Severance Plan) payable to plan participants pursuant to Section 4.1(a)(ii) of the Executive Severance Plan such that the portion of a participant’s Severance Benefit related to such participant’s bonus award shall be equal to the product of (i) the plan participant’s payment under Calyxt’s annual cash incentive plan for the year prior to the year in which the Qualifying Termination occurs (which payments for Calyxt’s named executive officers were $0 for 2022), and (ii) a fraction, the numerator of which is the number of days elapsed in such year as of the date of the Qualifying Termination and the denominator of which is the number of days in the year. All other terms of the Executive Severance Plan remain unchanged.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified by reference in its entirety by reference to the Plan Amendment, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Adoption of 2023 Short-Term Incentive Plan

On May 17, 2023, Calyxt established the 2023 Short Term Incentive Plan (“STIP”), which provides performance-based awards for certain of the Company’s executives, subject to a maximum limit of 150% of the executive’s target bonus. Under the STIP, the eligible executives would be eligible to receive a cash bonus, based on a percentage of the individual’s annual base salary, subject to achievement of performance objectives. For the STIP, the Board established the following 2023 performance objectives: for participants to continue to perform his or her respective responsibilities and the closing of the transactions contemplated by the Merger Agreement. To be eligible to receive a bonus under the STIP, a participant in the plan must be employed by Calyxt as of both December 31, 2023 and the payment date, unless otherwise provided in a written agreement between the Company and the participant.

The foregoing description of the STIP does not purport to be complete and is qualified by reference in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Grant of Performance Stock Units

Subject to, and contingent upon, the filing of a registration statement on Form S-8, the Company intends to grant performance stock units (“PSUs”) issuable pursuant to the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (the “Plan”), to certain of the Company’s executives. The PSUs, if issued, will have a one-year performance period of 2023 with vesting and settlement to occur based on performance objectives to be established by the Board of Directors of the Company (the “Board”). On a Triggering Event (as defined in the Plan), the performance period shall be truncated, and the PSUs will vest and settle based on performance through such date, as determined by the Compensation Committee of the Board. Mr. Michael Carr, President and Chief Executive Officer of the Company, is expected to receive 49,000 PSUs. Mr. William Koschak, Chief Financial Officer of the Company, is expected to receive 25,000 PSUs. Dr. Travis Frey, Chief Technology Officer of the Company, is expected to receive 22,000 PSUs. Debra Frimerman, General Counsel and Corporate Secretary of the Company, is expected to receive 21,000 PSUs.

For the relevant PSUs, the Board established the following 2023 performance objectives: for participants to continue to perform his or her respective responsibilities and the closing of the transactions contemplated by the Merger Agreement.

Form of PSU Agreement Under the Calyxt, Inc. 2017 Omnibus Incentive Plan

On May 17, 2023, Calyxt approved a new form of agreement for awards of PSUs to be issued under the Plan. The form of performance stock unit agreement (the “PSU Agreement”) is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 17, 2023, in accordance with the terms of the Merger Agreement, Cibus notified Calyxt that it had elected to extend of the Outside Date (as defined in the Merger Agreement) to June 30, 2023, pursuant to Section 8.1(b) of the Merger Agreement (the “Extension”). In light of the Extension, the parties acknowledged that for purposes of the Merger Agreement any effect first occurring or arising after May 15, 2023 will not be taken into account in determining whether any material adverse effect has occurred with respect to Calyxt.

Additionally, consistent with the terms of the Merger Agreement, Cibus consented to the adoption by Calyxt of the amendments to the Executive Severance Plan and the adoption of the STIP.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1†	Second Amendment to Calyxt’s 2021 Executive Severance Plan

10.2†	Calyxt, Inc. 2023 Short Term Incentive Plan

10.3†	Form of Performance Stock Unit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

CALYXT, INC.

By:	/s/ Michael A. Carr
Name:	Michael A. Carr
Title:	President and Chief Executive Officer